SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 13, 2011

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

12724 Gran Bay Parkway West, Suite 150, Jacksonville, FL  32258
(Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2011, the Board of Directors of Atlantic Coast Financial Corporation (the “Company”) appointed G. Thomas Frankland, 64, as the permanent President and Chief Executive Officer of the Company.  He was named Interim President and Chief Executive Officer of the Company in October 2010 after being appointed as a director in August 2010.  From 1998 to 2006, Mr. Frankland was Chief Financial Officer and later President and Chief Operating Officer of CNB Florida Bancshares and subsequently Chief Operating Officer at Mercantile Bank, the latter being a unit of The South Financial Group.  Mr. Frankland is not a party to any transaction with the Company or Atlantic Coast Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Also on May 13, 2011, Jay S. Sidhu was appointed by the Board as non-executive Chairman of the Board of the Company and accordingly resigned as Executive Chairman of the Company.  In conjunction with Mr. Sidhu’s resignation, the Office of Thrift Supervision, the Company’s primary federal regulator, granted its non-objection to the Consulting Agreement by and between Jay S. Sidhu and the Company (the “Agreement”) which became effective retroactive to April 1, 2011.  The Agreement is for a three-year term and provides that Mr. Sidhu will assist the Company with advice on operating, personnel, business and tax planning strategies in addition to assistance on future capital raising initiatives.  He will receive $250,000 in compensation over the three-year term of the Agreement.  Mr. Sidhu is also entitled to an incentive bonus of $500,000 if the Company reverses (and fully realizes as capital) by December 31, 2014, the entire valuation reserve established by the Company with respect to its net deferred federal and state income tax asset of $20.7 million as of December 31, 2010, and the accounting treatment with respect to the valuation reserve has been agreed to by the Company’s independent accounting firm as being in accordance with generally accepted accounting principles.  Mr. Sidhu and the Company further agreed that the Agreement superseded his prior employment agreement with the Company.

A copy of the Agreement is attached as Exhibit 10 to this report and is incorporated herein by reference thereto. A copy of the press release, dated May 18, 2011, announcing the appointments is attached as Exhibit 99 to this report.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10	Consulting Agreement by and between Jay S. Sidhu and Atlantic Coast Financial Corporation, effective April 1, 2011
99	Press Release, dated May 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: May 18, 2011	By: /s/ G. Thomas Frankland
G. Thomas Frankland
President and Chief Executive Officer
(Duly Authorized Representative)